AGREEMENT


        AMENDED AND RESTATED AGREEMENT, restated as of December 31, 1992 (the "Agreement") between KERR-McGEE CORPORATION, a Delaware corporation having its executive offices at Oklahoma City, Oklahoma (the "Company"), and K. W. Crouch residing in Oklahoma City, Oklahoma (the "Executive"). Unless otherwise indicated, terms used herein are defined in Schedule A.

        WHEREAS, the Executive is currently employed by the Company and/or its Subsidiaries pursuant to an amended and restated agreement, restated as of February 1, 1988 (the "Existing Agreement"); and

        WHEREAS, the Executive and the Company's Board of Directors believe that
such  Existing  Agreement,   which  is  a  three-year  self-renewing  employment
agreement, should be amended and restated as of December 31, 1992; and

        WHEREAS, the Company's Board of Directors has determined that it wishes to continue the employment of the Executive and that it is appropriate to reinforce the continued attention and dedication of the Executive to his assigned duties without distraction in potentially disturbing circumstances arising from the possibility of a Change of Control of the Company; and

        WHEREAS, the Company and the Executive now wish to amend and restate the Existing Agreement.

        NOW, THEREFORE, in consideration of the covenants and agreements hereinafter set forth, the Company and the Executive agree as follows:

        1. Employment: The Company agrees to continue to employ the Executive and he agrees to continue to serve the Company and its Subsidiaries, upon the terms and conditions stated herein, for the term of employment commencing on the date hereof and ending on January 31, 1996, unless prior to a Change of Control such employment is involuntarily terminated hereunder for Reason or as a result of the Executive's death or disability. The Company further agrees that if a Change of Control occurs either before, on or after January 31, 1996, and the Executive is employed by the Company immediately prior to such Change of Control, the Company will not, prior to the third anniversary of the Change of Control, terminate the Executive's employment with the Company except for Cause or as a result of the Executive's death or Disability. Following a Change of Control any involuntary termination of the Executive's employment hereunder for any reason other than death shall be communicated by a Notice of Termination. The Executive will be employed in an executive capacity and will perform the duties of Vice President and Managing Director, Exploration, United Kingdom Exploration Division or such other duties as may be assigned to him from time to time by the Company.

               The Executive shall devote substantially all of his business time, attention, skill and efforts to the business of the Company and its Subsidiaries while employed hereunder and shall perform the duties of his position and any other duties assigned to him by the Company to the best of his ability.

        2. Compensation: As compensation for his services, the Company agrees to pay the Executive, so long as he shall be employed hereunder, a salary determined from time to time by the Company, but at a rate not less than $158,760 per annum, payable either biweekly or in equal semimonthly installments on the fifteenth and last day of the month, provided that if at any time while the Executive is employed hereunder he should receive an increase in the annual base salary being paid him by the Company, the above specified minimum salary rate shall thereupon increase by a corresponding amount. The Executive shall also be eligible for participation in any employee benefit plans and compensation programs available to salaried employees or employees generally of the Company or any Subsidiary that employs the Executive.

        3. Noncompetition: The Executive agrees that at any time while employed hereunder he will not engage in any activity competitive with any business carried on by the Company or its Subsidiaries and Affiliates, without obtaining the specific prior written consent of the Company. He, however, shall be free without the consent of the Company to purchase stocks or other securities of any corporation listed on a national securities exchange or included in a published "over the counter" list.

        4. Compensation During Illness: If while employed hereunder the Executive shall become unable to perform his duties hereunder due to illness or other incapacity, compensation during such period shall be provided in accordance with the sick leave policy for salaried employees or employees generally of the Company or any Subsidiary that employs the Executive, or if applicable, under an income protection insurance plan for salaried employees and employees generally of the Company or any Subsidiary that employs the Executive. Subject to the other terms of this Agreement, no other compensation shall be provided during the period of such illness or incapacity.

        5. Death: In the event of the Executive's death while employed hereunder, his spouse, or personal representative if such spouse shall have died, shall be entitled to receive his salary at the rate then in effect through the date of his death plus one additional pay period as provided under the Company's pay policy, as well as any amounts previously earned and not paid for the periods of service prior to his date of death.

        6. Successors: Nothing in this Agreement shall prevent the consolidation of the Company with, or its merger into, any other corporation or the sale by the Company of all or substantially all of its properties or assets, or the assignment by the Company of this Agreement in connection with any of the above mentioned actions; provided that the Company will require any successor (whether direct or indirect, by merger, consolidation or otherwise) to all or substantially all of the properties or assets of the Company, by agreement in form and substance satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession has taken place. This Agreement shall not be assignable by the Executive or by the Company or its successors except as provided herein.

        7. Retirement: Notwithstanding the Executive's agreement herein to serve for the term of his employment under this Agreement, the Executive may retire under a retirement plan available to salaried employees or employees generally of the Company or any Subsidiary that employs the Executive when entitled to do so, except that he may elect early retirement under any such plan only upon giving the Company (or a Subsidiary employing the Executive) six months' written notice; and upon his retirement his term of employment hereunder shall terminate. Nothwithstanding the foregoing, following a Change of Control, (i) the Executive may elect early retirement under a retirement plan available to salaried employees or employees generally of the Company or any Subsidiary that employs the Executive upon giving the Company (or a Subsidiary employing the Executive) two days' written notice; and (ii) any retirement under such plan that is coincident with or subsequent to an involuntary termination of the Executive's employment for any reason other than Cause, death or Disability will not preclude payments under this Agreement to which the Executive is entitled in respect of such termination.

        8. Acceleration and Vesting of Stock Plans, Stock Options and SAR's Following a Change of Control: In the event a Change of Control of the Company shall have occurred while the Executive is employed hereunder, then, notwithstanding the terms and conditions of any benefit plan or compensation program of the Company or any Subsidiary that employs the Executive including but not limited to any purchase plan, stock bonus plan, stock incentive plan, stock option plan, employee stock ownership plan or similar plan or program (excluding any plan qualified under Section 401(a) of the Code), the Company agrees (i) to accelerate, vest, and make immediately exercisable in full (to the extent not already provided for under the terms of such applicable plans or programs) all unexercisable installments of all options to acquire securities of the Company and any accompanying stock appreciation rights, which are
Beneficially  Owned by the Executive on the date of such Change of Control,  and
(ii) to waive any applicable restrictions, including resale restrictions or rights of repurchase, relating to or imposed on securities granted by the Company to the Executive pursuant to such plans or programs which securities are Beneficially Owned by the Executive on such date.

        9. Mitigation: If at any time the Executive's employment hereunder shall be terminated for any reason, then all payments and benefits to which the Executive is entitled under this Agreement shall be made and provided without offset, deduction or mitigation on account of income the Executive could or may receive from other employment or otherwise; provided, however, that if the Executive is involuntarily terminated for any reason other than Reason prior to a Change of Control, then, until the term of this Agreement ends, the amount payable under this Agreement shall be reduced by any compensation actually received by the Executive from comparable employment (as to position, compensation and responsibility) with any person or entity that is engaged in a business that is competitive with the Company or its Subsidiaries and Affiliates.

        10. Legal Expenses: The Company shall pay (at least monthly) all costs and expenses, including reasonable attorneys' fees and disbursements, which the Executive may incur in connection with any litigation, arbitration or similar proceeding, whether instituted by the Company or the Executive, with respect to the interpretation or enforcement of any provision under this Agreement.

        11. Accommodations and Travel Expenses: The Company agrees that while the Executive is employed hereunder, he shall be furnished office space and accommodations suitable to the character of his position and adequate for the performance of his duties. Reasonable traveling expenses incurred by him in traveling on business of the Company and its Subsidiaries will be reimbursed in accordance with the established traveling expense policy of the Company or any Subsidiary that employs the Executive.

        12. Notices: Any notices required under the terms of this Agreement shall be effective when mailed, postage prepaid, by certified mail, address:

               If to Kerr-McGee:            R. G. Horner, Jr.
                                            Vice President and General Counsel
                                            Kerr-McGee Corporation
                                            Kerr-McGee Center
                                            Oklahoma City, Oklahoma  73102

               If to the Executive:         K. W. Crouch
                                            Kerr-McGee Corporation
                                            Kerr-McGee Center
                                            Oklahoma City, Oklahoma  73102

        13. Entire Agreement: This Agreement comprises the entire agreement between the Company and its Subsidiaries and the Executive and shall supersede any and all previous contracts, agreements or understandings between the Company and its Subsidiaries and the Executive with respect to the subject matter hereof. This Agreement may not be modified except by written agreement between the parties. Any inconsistency between Sections 8, 9, 10, 13, 14, 15 and 16 of this Agreement and any other provisions of this Agreement shall be resolved in favor of such Sections.

        14. Arbitration: Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Oklahoma City, Oklahoma, or, at the option of the Executive, in the county where the Executive resides, in accordance with the Rules of the American Arbitration Association then in effect; provided, however, that if the Executive institutes an action relating to this Agreement the Executive may, at his option, bring such action in an Oklahoma court of competent jurisdiction. Judgment may be entered on the arbitrator's award in any such court having jurisdiction.

        15. Separability: Any provision of this Agreement which is held to be unenforceable or invalid in any respect in any jurisdiction shall be ineffective in such jurisdiction to the extent that it is unenforceable or invalid without affecting the remaining provisions hereof, which shall continue in full force and effect. The enforceability or invalidity of a provision of this Agreement in one jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        16. Section and Other Headings: The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

        IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement on the 31st day of March, 1993.

                                                KERR-McGEE CORPORATION



                                                By______________________________
                                                   F. A. McPherson
                                                   Chairman of the Board and
                                                   Chief Executive Officer



_____________________
K. W. Crouch

                                                                     Schedule A


                              CERTAIN DEFINITIONS

        As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

        "Affiliate" has the meaning set forth in Rule 12b-2 of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934, as amended.

        "Beneficial Owner" has the meaning set forth in Rules 13d-3 and 13d-5 of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934, as amended.

        "Cause" means willful and gross misconduct on the part of the Executive that has a materially adverse effect on the Company and its Subsidiaries, taken as a whole, or the conviction of the Executive of a felony under United States federal, state or local criminal law, as determined in good faith by a written resolution duly adopted by the affirmative vote of not less than 2/3 of all of the directors who are not employees, officers, or otherwise Affiliates of the Company.

        "Change of Control" means any one of the following: (a) a change in any two year period in a majority of the members of the Board of Directors of the Company resulting from the election of directors who were not directors at the beginning of such period (other than the election of directors to fill vacancies created by death or Disability, or the election of a director to replace a director who by virtue of his age is not eligible for election under the By-laws of the Company as in effect on the date of this Agreement); (b) any Person or Group, together with its Affiliates, becomes the Beneficial Owner, directly or indirectly, of 25% or more of the Company's then outstanding Common Stock or 25% or more of the voting power of the Company's then outstanding securities entitled to vote generally for the election of the Company's directors; (c) the approval by the Company's stockholders of (i) the merger or consolidation of the Company with any other corporation (other than a merger or consolidation of the Company and a wholly-owned subsidiary in which the holders of the Company's Common Stock immediately prior to such merger or consolidation have the same proportionate ownership of common stock of the surviving corporation immediately after the merger or consolidation), (ii) the sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all, of the assets of the Company or (iii) the liquidation or dissolution of the Company; or (d) a majority of the members of the Board of Directors in office immediately prior to a proposed transaction determined by written resolution that such proposed transaction, if taken, will be deemed a Change of Control and such proposed transaction is effected.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Date of Termination" means (i) if the Executive's employment is terminated under this Agreement due to Disability, thirty days after Notice of Termination is given to the Executive (provided the Executive shall not have returned to the performance of the Executive's duties on a full-time basis during such thirty-day period) or (ii) if the Executive's employment is involuntarily terminated under this Agreement for any other reason, the date on which a Notice of Termination is given; provided, however, that if within thirty days after any Notice of Termination is given to the Executive, the Executive notifies the Company or the Subsidiary that employs the Executive that a dispute exists concerning the termination, the Date of Termination shall be the date the dispute is finally determined, whether by mutual agreement by the parties or upon final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected).

        "Disability" means that (i) a person has been totally incapacitated by bodily injury or physical or mental disease so as to be prevented thereby from engaging in a comparable occupation or employment for remuneration or profit,
(ii) such person will be subject to such total incapacity for a period of at least eighteen consecutive months and (iii) such person is disabled for purposes of any and all of the plans or programs of the Company or any Subsidiary that employs the Executive under which benefits, compensation or awards are contingent upon a finding of disability. The determination with respect to whether the Executive is suffering from a Disability will be determined by a mutually acceptable physician or, if there is no physician mutually acceptable to the Company and the Executive, by a physician selected by the Dean of the University of Oklahoma Medical School.

        "Group" has the meaning set forth in Rule 13d-5 of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934, as amended.

        "Notice of Termination" means a written notice which shall indicate those specific provisions in this Agreement relied upon and which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

        "Person" means any individual, firm, corporation, group (as such term is used in Rule 13d of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934, as amended) or other entity.

        "Reason" means (a) action by the Executive involving willful malfeasance, (b) failure to act by the Executive involving material nonfeasance having a material adverse effect on the Company or the Subsidiary that employs the Executive, (c) the Executive being convicted of a felony under United States federal, state, or local criminal law, or (d) the material breach of any provision of this Agreement by the Executive.

        "Subsidiary" with respect to the Company has the meaning set forth in Rule 12b-2 of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934, as amended.